The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-296348
SUBJECT TO COMPLETION, DATED OCTOBER 21, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 29, 2026)
$
$      % Senior Notes due 20
$      % Senior Notes due 20
$      % Senior Notes due 20
$      % Senior Notes due 20

We are offering $      of our    % senior notes due 20   (the “20   notes”), $      of our    % senior notes due 20   (the “20   notes”), $      of our    % senior notes due 20   (the “20   notes”), and $      of our    % senior notes due 20   (the “20   notes” and collectively with the 20   notes, the 20   notes, and the 20   notes, the “notes”). We will pay interest on the notes semi-annually in arrears on           and             of each year, beginning on           , 2027. The notes will mature on           ,           ,           , and           , respectively.
We may redeem the notes in whole or in part at any time or from time to time at the redemption prices described under “Description of Notes — Optional Redemption.” Upon a Change of Control Triggering Event, we may be required to make an offer to repurchase all outstanding notes as described under “Description of Notes — Purchase Upon Change of Control Triggering Event.”
The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured obligations from time to time outstanding. The notes will be issued only in registered book-entry form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be listed on any securities exchange. Currently, there is no public market for any series of the notes.

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the notes.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
	Public Offering Price		Underwriting Discount		Proceeds, Before Expenses, to Us
	Per Note	Total	Per Note	Total	Per Note	Total
% Senior Notes due 20	%	$	%	$	%	$
% Senior Notes due 20	%	$	%	$	%	$
% Senior Notes due 20	%	$	%	$	%	$
% Senior Notes due 20	%	$	%	$	%	$
Total	—	$	—	$	—	$

(1)
Plus accrued interest, if any, from            , 2026, if settlement occurs after that date.

The notes will be ready for delivery in book-entry form, only through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York, on or about                 , 2026.
We expect that delivery of the notes will be made against payment therefor on or about the second business day following the date of pricing of the notes (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the succeeding business days should consult their own advisors.

Joint Book-Running Managers
MORGAN STANLEY	BOFA SECURITIES	BARCLAYS	WELLS FARGO SECURITIES
The date of this prospectus supplement is           , 2026

Prospectus Supplement
Prospectus
This prospectus supplement, the accompanying prospectus, and any free writing prospectus that we prepare or authorize contain and/or incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters and their affiliates and agents have not, authorized anyone to provide you with any information or represent anything about us other than what is contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not, and the underwriters and their affiliates and agents are not, making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by us or on our behalf is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Incorporation of Certain Documents by Reference.” The second part is the accompanying prospectus dated May 29, 2026. The accompanying prospectus gives more general information, some of which may not apply to this offering.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions, and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in such documents. Accordingly, you should not place undue reliance on this information.
Unless we have indicated otherwise or the context otherwise requires, references in this prospectus supplement to “Workday,” “we,” “us,” and “our” or similar terms are to Workday, Inc., a Delaware corporation, and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet site at https://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers like us who file electronically with the SEC. Interested persons can electronically access from such site the registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement.
Our Internet address is www.workday.com and our investor relations website is located at https://investor.workday.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
Any Internet addresses provided in this prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, as applicable, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus, as applicable. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on March 6, 2026;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended April 30, 2026, and July 31, 2026, filed with the SEC on May 22, 2026, and August 27, 2026, respectively;

•
the portions of our definitive proxy statement on Schedule 14A filed on May 5, 2026, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 31, 2026; and

•
our Current Reports on Form 8-K filed with the SEC on February 4, 2026 (with respect to Items 2.05 and 2.06 only), February 9, 2026 (with respect to Item 5.02 only), March 6, 2026, April 24, 2026, June 22, 2026, August 27, 2026 (with respect to Item 8.01 only), September 29, 2026, October 1, 2026, and October 13, 2026.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the address or email address below.
Workday, Inc.
6110 Stoneridge Mall Road
Pleasanton, California 94588
Attention: Investor Relations
ir@workday.com

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements that involve expectations, plans, or intentions (such as those relating to future business, future results of operations, or financial condition, new or planned features or services, mergers or acquisitions, or management strategies). All statements contained in or incorporated by reference into this prospectus supplement, other than statements of historical fact, are forward-looking statements. These forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast,” “outlook,” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those expressed or implied in our forward-looking statements.
Such risks and uncertainties include, among others, those discussed under “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2026, as well as in our consolidated financial statements, related notes, and the other information appearing elsewhere in our filings with the SEC. We do not intend, and undertake no obligation except as required by law, to update any of our forward-looking statements after the date of this prospectus supplement to reflect actual results, new information, or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SUMMARY
The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus prior to making your investment decision.
The Company
Workday is the trusted agentic AI platform that operates at the core of human resources, finance, and information technology. Workday provides more than 11,500 organizations cloud-based, AI-powered applications for human capital management, financial management, spend management, and planning. Workday helps customers deliver better employee experiences, increase productivity, improve operational efficiencies, and provide insights for faster, data-driven decision-making.
We strive to reimagine how work gets done and hope to empower customers to do the same through an innovative suite of solutions with more than 80 million users under contract around the world and across industries — from emerging and medium-sized businesses to more than 65% of the Fortune 500. Central to our purpose is a set of core values — with our employees as number one — along with customer service, innovation, integrity, fun, and profitability. We believe that happy employees lead to happy customers, and we are committed to helping our customers adapt and thrive in this increasingly dynamic business environment.
We were incorporated in March 2005 in Nevada, and in June 2012, we reincorporated in Delaware. Our principal executive offices are located at 6110 Stoneridge Mall Road, Pleasanton, California 94588, and our telephone number is (877) WORKDAY.

The Offering
The following description of certain provisions of the notes offered hereby is not complete, does not contain all the information that is important to you and is subject to, and qualified in its entirety by reference to, the information appearing in this prospectus supplement under the caption “Description of Notes” and in the accompanying prospectus under the caption “Description of Securities.”
Issuer
Workday, Inc.
Securities Offered
$      aggregate principal amount of    % senior notes due 20
$      aggregate principal amount of    % senior notes due 20
$      aggregate principal amount of    % senior notes due 20
$      aggregate principal amount of    % senior notes due 20
Maturity
20   notes           , 20
20   notes           , 20
20   notes           , 20
20   notes           , 20
Original Issue Date
      , 2026
Interest Rate
20   notes —     % per annum
20   notes —     % per annum
20   notes —     % per annum
20   notes —     % per annum
Interest Payment Dates
Interest will be paid on the notes of each series semi-annually in arrears on           and           of each year, beginning on           , 2027.
Ranking
The notes will be our senior unsecured obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness from time to time outstanding.
As of July 31, 2026, we had approximately $3.0 billion of outstanding indebtedness for borrowed money and approximately $9.4 billion of total liabilities on a consolidated basis, none of which was secured indebtedness. Of this amount, our subsidiaries had approximately $2.4 billion of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes would have been structurally subordinated.
Optional Redemption
Prior to their respective Par Call Dates (as defined in “Description of Notes — Optional Redemption”), we may redeem the notes of such series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on such notes discounted to the redemption date (assuming that such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined

in “Description of Notes — Optional Redemption”) plus       basis points with respect to the 20   notes,       basis points with respect to the 20   notes,      basis points with respect to the 20   notes, and       basis points with respect to the 20   notes, in each case, less (b) interest accrued to the date of redemption; and
•
100% of the principal amount of such notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the applicable Par Call Date, we may redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Purchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event (as defined below in “Description of Notes — Purchase Upon Change of Control Triggering Event”) occurs with respect to a series of notes, unless we have exercised our right to redeem such notes as described above, we will be required to make an offer to each holder of such notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s applicable notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a minimum denomination of $2,000 and integral multiples of $1,000 above that amount. See “Description of Notes — Purchase Upon Change of Control Triggering Event” for more information.
Certain Covenants
The indenture governing the notes contains covenants limiting our ability and the ability of our restricted subsidiaries (as defined therein) to create certain liens and enter into certain sale and lease-back transactions.
Trading
The notes do not have an established trading market. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and may discontinue market-making at any time without notice. See “Underwriting (Conflicts of Interest)” in this prospectus supplement for more information about possible market-making by the underwriters.
Trustee, Registrar, and Paying Agent
U.S. Bank Trust Company, National Association.
Form and Denomination
The notes of each series will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except in the limited circumstances described under “Description of Notes —

Book-Entry; Delivery and Form; Global Note”; notes in certificated form will not be issued or exchanged for interests in global securities.
Governing Law
New York.
Further Issuances
We may, without the consent of the holders, increase the principal amount of each series of notes by issuing additional notes in the future on the same terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of the additional notes and the first payment of interest following the issue date of such additional notes; provided that if the additional notes are not fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Under the indenture, the notes and any additional notes that we may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture (except as set forth in the immediately preceding sentence), including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.
Sinking Fund
None.
Use of Proceeds
We estimate that the net proceeds from this offering will be approximately $       billion, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to us from the sale of the securities offered hereby to redeem, repay, repurchase, or otherwise retire the $1.0 billion in aggregate principal amount of our 3.500% notes due April 1, 2027 (the “2027 Notes”) at or before their maturity and to use any remaining net proceeds for general corporate purposes. See “Use of Proceeds.”
Conflicts of Interest
We intend to use the net proceeds to us from the sale of the securities offered hereby to redeem, repay, repurchase, or otherwise retire the $1.0 billion in aggregate principal amount of our 2027 Notes at or before their maturity. Certain of the underwriters or their affiliates may own our 2027 Notes and may receive a portion of the proceeds from this offering. In the event that any of these underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade rated by one or more nationally recognized statistical rating organizations. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Risk Factors
Investing in the notes involves significant risks. See “Risk Factors,” beginning on page S-10, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in the notes.

Summary Consolidated Financial Data
The following table presents summary consolidated financial data as of and for the periods indicated. The consolidated statements of operations data for the fiscal years ended January 31, 2026, 2025, and 2024, and the consolidated balance sheet data as of January 31, 2026, and January 31, 2025, have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC, which is incorporated herein by reference. The consolidated statements of operations data for the six-month periods ended July 31, 2026, and 2025, and the consolidated balance sheet data as of July 31, 2026, have been derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026, filed with the SEC, which is incorporated herein by reference. In the opinion of management, our unaudited summary consolidated financial data reflect all adjustments of a normal, recurring nature necessary for a fair statement of such financial data and our consolidated interim financial statements have been prepared on the same basis as our audited consolidated financial statements. The summary consolidated financial data are not necessarily indicative of the results that may be expected in any future period, and interim results are not necessarily indicative of results of operations for the full year. You should read the following table in conjunction with our audited consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and our unaudited condensed consolidated financial statements and related notes in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026.
	Year Ended January 31,			Six Months Ended July 31,
	2026	2025	2024	2026	2025
	(In millions, except number of shares which are reflected in thousands and per share data)
Consolidated Statements of Operations:
Revenues:
Subscription services	$8,833	$7,718	$6,603	$4,826	$4,228
Professional services	719	728	656	365	360
Total revenues	9,552	8,446	7,259	5,191	4,588
Costs and expenses:
Costs of subscription services	1,531	1,266	1,031	848	720
Costs of professional services	790	803	740	408	399
Product development	2,679	2,626	2,464	1,451	1,322
Sales and marketing	2,616	2,432	2,139	1,386	1,264
General and administrative	912	820	702	447	429
Restructuring	303	84	—	—	167
Total costs and expenses	8,831	8,031	7,076	4,540	4,301
Operating income	721	415	183	651	287
Other income, net	288	223	173	31	120
Income before provision for (benefit from) income taxes	1,009	638	356	682	407
Provision for (benefit from) income taxes	316	112	(1,025)	(172)	111
Net income	$693	$526	$1,381	$854	$296
Net income per share, basic	$2.61	$1.98	$5.28	$3.42	$1.11
Net income per share, diluted	$2.59	$1.95	$5.21	$3.41	$1.09
Weighted-average shares used to compute net income per share, basic	265,097	265,257	261,344	249,464	266,649
Weighted-average shares used to compute net income per share, diluted	268,117	269,205	265,285	250,238	270,240

	As of July 31, 2026	January 31, 2026	January 31, 2025
	(In millions) (Unaudited)	(In millions)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$661	$1,501	$1,543
Marketable securities	2,742	3,942	6,474
Working capital	(604)	2,051	4,997
Property and equipment, net	1,126	1,093	1,239
Operating lease right-of-use assets	680	719	336
Total assets	15,857	18,074	17,977
Total unearned revenue	4,459	5,081	4,547
Total debt	2,989	2,987	2,984
Total operating lease liabilities	783	834	378
Total liabilities	9,397	10,269	8,943
Total stockholders’ equity	$6,460	$7,805	$9,034

RISK FACTORS
Investing in the notes involves risks. Before making a decision to invest in the notes, you should carefully consider the risks related to the notes set forth below, as well as the risk factors related to our business and operations described in Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors” and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q under the heading “Risk Factors,” which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and “Where You Can Find Additional Information” in the accompanying prospectus.
Risks Related to the Notes
An active trading market for the notes may not develop.
There is currently no public market for the notes, and we do not currently plan to list the notes on any national securities exchange. In addition, the liquidity of any trading market in a series of notes, and the market price quoted for such notes, may be adversely affected by changes in the overall market for these notes, prevailing interest rates, ratings assigned to the notes, time remaining to the maturity of the notes, outstanding amount of the notes, the market for similar securities, prospects for other companies in our industry, and changes in our consolidated financial condition, results of operations, or prospects. In particular, an increase in prevailing interest rates will generally result in a decrease in the market price of the notes. A liquid trading market in the notes may not develop, which could decrease the amounts you would otherwise receive upon a sale or disposition of the notes. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our financial performance, and other factors. Neither we nor any of the underwriters can give any assurance as to the development or liquidity of any trading market for the notes. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.
The notes are our unsecured obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors. Structural subordination increases the risk that we will be unable to meet our obligations on the notes when they mature.
The notes are exclusively our obligations and are not obligations of our subsidiaries. While substantially all of our revenue-generating activity is conducted by us, to the extent in the future we conduct a substantial portion of our operations through, or a substantial portion of our assets are held by, our subsidiaries, our cash flow and ability to service our debt, including the notes, could depend upon the earnings of our subsidiaries and the distribution to us of earnings, loans, or other payments by our subsidiaries.
Our subsidiaries are separate and distinct legal entities. Our subsidiaries will not guarantee the notes and are under no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans, or other payments. Payments to us by our subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations and may be subject to legal and contractual restrictions. As of July 31, 2026, we had approximately $3.0 billion of outstanding indebtedness for borrowed money and approximately $9.4 billion of total liabilities on a consolidated basis. Of this amount, our subsidiaries had approximately $2.4 billion of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes will be structurally subordinated.
Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including its senior and subordinated debt holders and bank and trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

The notes will be subject to the prior claims of any future secured creditors.
The notes are unsecured obligations, ranking effectively junior to any secured indebtedness that we may incur. Accordingly, the notes will be effectively subordinated, if we have, or in the future obtain, secured borrowings, to the extent of the value of the assets securing such indebtedness. The indenture governing the notes does not limit the amount of additional debt that we or our subsidiaries may incur, only restricts us, and our restricted subsidiaries, from incurring secured debt with respect to Principal Properties (as defined in “Description of Notes — Certain Definitions”) and provides a number of exceptions to that restriction, and permits our unrestricted subsidiaries to incur secured debt without restriction. If we incur secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of our bankruptcy, insolvency, liquidation, reorganization, dissolution, or other winding up, or upon any acceleration of the notes, our assets that secure other indebtedness will be available to pay obligations on the notes only after all other such debt secured by those assets has been repaid in full. Any remaining assets will be available to you ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. If there are not sufficient assets remaining to pay all of these creditors, then all or a portion of the notes then outstanding would remain unpaid.
We have substantial indebtedness which may adversely affect our financial condition and operating results.
As of July 31, 2026, we had outstanding $1.0 billion aggregate principal amount of our 3.500% notes due April 1, 2027, $750 million aggregate principal amount of our 3.700% notes due April 1, 2029, and $1.25 billion aggregate principal amount of our 3.800% notes due April 1, 2032 (collectively, the “Existing Senior Notes”). In addition, on October 1, 2026, we entered into a credit agreement (the “2026 Credit Agreement”) which provides for a revolving credit facility in an aggregate principal amount of $1.5 billion (the “Revolving Credit Facility”) and refinanced and replaced our prior credit agreement, entered into in April 2022, which provided for a revolving credit facility in an aggregate principal amount of $1.0 billion. As of the date hereof, there were no outstanding borrowings under the Revolving Credit Facility. After giving effect to this offering and the application of the proceeds from this offering to redeem, repay, repurchase, or otherwise retire $1.0 billion aggregate principal amount outstanding of the 2027 Notes, we would have had $       billion of total indebtedness outstanding as of July 31, 2026.
We may incur substantial additional debt in the future, some of which may be secured debt. It is possible that we will not be able to repay this indebtedness when due or refinance this indebtedness on acceptable terms or at all.
In addition, our indebtedness could, among other things:
•
make it difficult for us to pay other obligations, including the notes;

•
make it difficult to obtain favorable terms for any necessary future financing for working capital, capital expenditures, debt service requirements, or other purposes;

•
adversely affect our liquidity and result in a material adverse effect on our financial condition upon repayment of the indebtedness;

•
require us to dedicate a substantial portion of our cash flow from operations to service and repay the indebtedness, reducing the amount of cash flow available for other purposes;

•
limit our flexibility in planning for and reacting to changes in our business;

•
increase our vulnerability to the impact of adverse economic conditions, including rising interest rates (which can make refinancing existing indebtedness more difficult or costly); and

•
negatively impact our credit rating, which could limit our ability to obtain additional financing in the future and adversely affect our business.

The 2026 Credit Agreement imposes restrictions on us and requires us to maintain compliance with specified covenants, including a specified leverage ratio. Our ability to comply with these covenants may be affected by events beyond our control. If we breach any of these covenants and do not obtain a waiver from the lenders, then, subject to applicable cure periods, any outstanding indebtedness under the 2026 Credit Agreement may be declared immediately due and payable.

The indenture governing the notes contains only very limited negative covenants. The limitation on liens and sale/lease-back covenants do not apply to all our subsidiaries and contain exceptions that would allow us and our subsidiaries to grant liens or security interests with respect to their assets, rendering the holders of the notes effectively, structurally, or contractually subordinated to new lenders. The indenture governing the notes does not contain any financial covenants.
The indenture governing the notes contains only very limited negative covenants. The limitation on liens and limitation on sale/lease-back covenants apply to us and to our restricted subsidiaries with respect to Principal Properties of ours or such subsidiaries. As a result, these covenants do not cover the majority of our consolidated assets, and our unrestricted subsidiaries will not be restricted under the indenture from granting liens or security interests with respect to all or any of their assets without having to provide similar liens or security to the holders of the notes, or from entering into sale/lease-back transactions. Exceptions within the limitation on liens covenant would allow us and our restricted subsidiaries to borrow substantial additional amounts, and to grant liens or security interests in connection with those borrowings. The indenture governing the notes does not contain any financial covenants.
Increased leverage may harm our financial condition and results of operations.
On an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom, as of July 31, 2026, we would have had approximately $       billion of total indebtedness (including the notes offered hereby and the Existing Senior Notes that remain outstanding, all of which would have been unsecured and unsubordinated). We and our subsidiaries may incur additional indebtedness in the future and the notes do not restrict the future incurrence of indebtedness. Any increase in our level of indebtedness will have several important effects on our future operations, including, without limitation:
•
we and/or our subsidiaries will have additional cash requirements in order to support the payment of interest on our outstanding indebtedness;

•
increases in our outstanding indebtedness and leverage will increase our vulnerability to adverse changes in general economic and industry conditions, as well as to competitive pressure; and

•
our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes may be limited. Our ability to make payments of principal and interest on our indebtedness depends upon our future performance, which will be subject to general economic conditions, industry cycles, and financial, business, and other factors affecting our consolidated operations, many of which are beyond our control.

If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required, among other things, to:
•
seek additional financing in the debt or equity markets;

•
refinance or restructure all or a portion of our indebtedness, including the notes;

•
sell selected assets;

•
reduce or delay planned capital expenditures; or

•
reduce or delay planned operating and investment expenditures.

Such measures might not be sufficient to enable us to service our debt. In addition, any such financing, refinancing, or sale of assets might not be available on economically favorable terms, or at all.
The terms of the notes will not protect you in the event of highly leveraged transactions or a change of control.
The terms of the notes will not afford you protection in the event of certain highly leveraged transactions or a change of control that may adversely affect you unless such change of control also constitutes a Change of Control Triggering Event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the holders of the notes. If any such transaction were to occur, the value of your notes could decline.

We may not be able to purchase all of the notes upon a Change of Control Triggering Event, which would result in a default under the notes.
We will be required to offer to purchase the notes of each series upon the occurrence of a Change of Control Triggering Event with respect to such notes as provided in the indenture governing the notes.
However, we may not have sufficient funds to purchase the notes in cash at such time. In addition, our ability to purchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time, which agreements may provide that a Change of Control Triggering Event constitutes an event of default or prepayment under such other indebtedness and we may not have sufficient funds to repay such other indebtedness. Our failure to make such a purchase would result in a default under your notes and may cause the acceleration of our other debt.
You may not be able to determine when a Change of Control Triggering Event has occurred.
The definition of change of control, which is a condition precedent to a Change of Control Triggering Event, includes a phrase relating to the sale, lease, or transfer of “all or substantially all” of our assets. There is no precisely established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase your notes as a result of a sale, lease, or transfer of less than all of our assets to another individual, group, or entity may be uncertain.
Credit ratings of the notes may change and affect the market price and marketability of the notes.
Credit ratings are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended, or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension, or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. In addition, any decline in the ratings of the notes may make it more difficult for us to raise capital on acceptable terms.
An increase in market interest rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value.
Consequently, if you purchase the notes, and the market interest rates subsequently increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
Redemption prior to maturity may adversely affect your return on the notes.
Since the notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $       billion, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds to us from the sale of the securities offered hereby to redeem, repay, repurchase, or otherwise retire the $1.0 billion in aggregate principal amount of the 2027 Notes at or before their maturity and to use any remaining net proceeds for general corporate purposes. General corporate purposes may also include additions to working capital, financing of capital expenditures, future acquisitions and strategic investments, and share repurchases. Pending other uses, we intend to invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, corporate debt, direct or guaranteed obligations of the U.S. government, term deposits, or hold as cash.
We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including cash, cash equivalents, or marketable securities, or use funds to reduce outstanding short-term borrowings.
Certain of the underwriters or their affiliates may own our 2027 Notes that we may redeem, repay, repurchase or otherwise retire with a portion of the net proceeds of this offering. In the event that any of these underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade rated by one or more nationally recognized statistical rating organizations. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION
The following table sets forth a summary of our consolidated cash and cash equivalents, marketable securities, and capitalization on an actual and as adjusted basis as of July 31, 2026. Our consolidated cash and cash equivalents, marketable securities, and capitalization, as adjusted, give effect to the issuance of the notes offered by this prospectus supplement as if the offering had occurred on July 31, 2026, and the application of a portion of the net proceeds from this offering to redeem, repay, repurchase, or otherwise retire all $1.0 billion aggregate principal amount outstanding of the 2027 Notes as described under “Use of Proceeds,” after deducting the underwriting discount and estimated offering expenses payable by us. See “Use of Proceeds.”
This table should be read in conjunction with our consolidated financial statements incorporated by reference in this prospectus supplement.
	As of July 31, 2026
	Actual	As Adjusted
	(In millions, except number of shares)
Cash and cash equivalents	$661
Marketable securities	2,742
Total cash and cash equivalents and marketable securities	3,403
Debt:
3.500% notes due April 1, 2027	1,000
3.700% notes due April 1, 2029	750
3.800% notes due April 1, 2032	1,250
Unamortized discount and issuance costs	(11)
% Senior Notes due 20 offered hereby(1)	—
% Senior Notes due 20 offered hereby(1)	—
% Senior Notes due 20 offered hereby(1)	—
% Senior Notes due 20 offered hereby(1)	—
Total debt, current and long-term	$2,989
Stockholders’ equity:
Preferred stock, $0.001 par value; 10 million shares authorized; no shares issued or outstanding	$—
Class A common stock, $0.001 par value; 750 million shares authorized; 196 million shares issued and outstanding	—
Class B common stock, $0.001 par value; 240 million shares authorized; 45 million shares issued and outstanding	—
Additional paid-in capital	13,365
Treasury stock, at cost	(7,151)
Accumulated other comprehensive loss	(96)
Retained earnings	342
Total stockholders’ equity	$6,460
Total capitalization	$9,449

(1)
Represents the aggregate principal amount of the notes offered hereby, net of the underwriting discount and estimated offering expenses payable by us.

We have a senior unsecured revolving credit facility under the 2026 Credit Agreement that provides for up to $1.5 billion of revolving credit loans and matures on October 1, 2031. As of the date hereof, there were no outstanding borrowings under the Revolving Credit Facility.

DESCRIPTION OF NOTES
The summary herein of certain provisions of the indenture referred to below does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture. The following description of the particular terms of the notes supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth under “Description of Securities” beginning on page 5 of the accompanying prospectus. In this section, references to “Workday,” “us,” “we,” or “our” refer only to Workday, Inc. and not to any of its subsidiaries.
General
The     % senior notes due 20   (the “20   notes”), the    % senior notes due 20   (the “20   notes”), the    % senior notes due 20   (the “20   notes”), and the    % senior notes due 20   (the “20   notes” and, collectively with the 20   notes, the 20   notes, and the 20   notes, the “notes”) will each constitute a separate series of securities and will be issued only in book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will be issued under the indenture, dated as of April 1, 2022, between Workday and U.S. Bank Trust Company, National Association, as trustee, as supplemented by an officer’s certificate setting forth the specific terms of the notes to be delivered concurrently with the initial issuance of the notes.
U.S. Bank Trust Company, National Association will initially be the trustee for any and all securities issued under the indenture, as amended, including the notes, and is referred to herein as the “trustee.” Workday will be the sole obligor on the notes.
Ranking
The indenture will not limit the ability of Workday to incur additional unsecured indebtedness. The notes will be the unsecured and unsubordinated obligations of Workday and will rank pari passu with its other unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all indebtedness and liabilities (including trade payables and preferred stock obligations) of Workday’s subsidiaries and will be effectively subordinated to its secured indebtedness, if any, and that of its subsidiaries, if any.
As of July 31, 2026, Workday had approximately $3.0 billion of outstanding indebtedness for borrowed money and approximately $9.4 billion of total liabilities on a consolidated basis, none of which was secured indebtedness. Of this amount, Workday’s subsidiaries had approximately $2.4 billion of liabilities (including trade payables and deferred revenue but excluding intercompany liabilities and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles) to which the notes would have been structurally subordinated.
Interest and Maturity
The 20   notes will mature on           , 20  , the 20   notes will mature on           , 20  , the 20   notes will mature on           , 20  , and the 20   notes will mature on           , 20  .
The 20   notes will bear interest at a rate of    % per annum, the 20   notes will bear interest at a rate of    % per annum, the 20   notes will bear interest at a rate of    % per annum, and the 20   notes will bear interest at a rate of    % per annum. Interest on the notes will be payable semi-annually in arrears on           and           , commencing on           , 2027, to the persons in whose names the notes are registered at the close of business on the preceding           or           , as the case may be, whether or not a business day. Interest on the notes will be paid to, but excluding, the relevant interest payment date. Interest on the notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay.
Issuance of Additional Notes
Workday may, without the consent of the holders, increase the principal amount of each series of notes by issuing additional notes in the future on the same terms and conditions as the outstanding notes of such series, except for any differences in the issue date, the issue price, the payment of interest accrued prior to the issue date of the additional notes and the first payment of interest following the issue date of such additional notes; provided that if the additional notes are not fungible with the applicable series of notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Under the indenture, the notes and any additional notes that Workday may issue will be treated as a single series with the outstanding notes of such series for all purposes under the indenture (except as set forth in the immediately preceding sentence), including for purposes of determining whether the required percentage of the holders of record has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders.
Workday also may, without the consent of the holders, issue other series of debt securities under the indenture in the future on terms and conditions different from the series of notes offered hereby.
Optional Redemption
Prior to their respective Par Call Dates (as defined below), Workday may redeem the notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on such notes to be redeemed discounted to the redemption date (assuming that such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus      basis points with respect to the 20   notes,      basis points with respect to the 20   notes,      basis points with respect to the 20   notes, and      basis points with respect to the 20   notes, in each case, less (b) interest accrued to the date of redemption; and

(2)
100% of the principal amount of such notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the applicable Par Call Date, Workday may redeem the applicable series of notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
“Par Call Date” means, with respect to the 20   notes,     , 20      (      month(s) prior to the maturity date of such notes), with respect to the 20   notes,      , 20      (      month(s) prior to the maturity date of such notes), with respect to the 20   notes,      , 20    (      month(s) prior to the maturity date of such notes), and, with respect to the 20   notes,     , 20     (      month(s) prior to the maturity date of such notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by Workday in accordance with the following two paragraphs.
The Treasury Rate shall be determined by Workday after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Workday shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, Workday shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, Workday shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Workday shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Workday’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any redemption or notice of redemption may, at Workday’s discretion, be subject to one or more conditions precedent.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot, or by such other method as the trustee in its sole discretion deems appropriate and fair in accordance with the depositary’s procedures and any applicable stock exchange’s procedures. No such note of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. Except in the case of global notes, a new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. In the case of global notes, so long as the notes are held by DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”) (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the applicable depositary.
Unless Workday defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Purchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event (as defined below) occurs with respect to a series of notes, unless we have exercised our right to redeem such notes as described above, we will be required to make an offer to each holder of such notes to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s applicable notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that after giving effect to the purchase, any notes that remain outstanding shall have a minimum denomination of $2,000 and integral multiples of $1,000 above that amount.

Within 30 days following the date upon which the Change of Control Triggering Event has occurred or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the transaction that constitutes or may constitute the Change of Control, except to the extent that we have exercised our right to redeem the applicable notes as described under “— Optional Redemption,” we will mail or send a notice in accordance with the applicable procedures of the depositary (a “Change of Control Offer”) to each holder of notes subject to such offer with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase such notes on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date specified in the notice. The Change of Control Payment Date must be a business day.
On each Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all notes or portions of the notes properly tendered pursuant to the Change of Control Offer;

•
deposit with the paying agent prior to 10:00 a.m. New York City time an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

•
deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The trustee will promptly mail, or cause the paying agent to promptly deliver, to each holder of notes so tendered the payment for such notes, and the trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any.
Except as described above with respect to a Change of Control Triggering Event, the indenture will not contain provisions that permit the holders to require us to purchase or redeem the notes in the event of a takeover, recapitalization, or similar transaction.
We will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with the purchase of notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof; rather, we will be deemed to comply with our obligation to repurchase notes upon a Change of Control Triggering Event in accordance with the indenture, modified as necessary by us in good faith to permit compliance with such law or regulation.
Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Purchase Exercise Notice Upon a Change of Control Triggering Event” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of DTC, prior to the close of business on the third business day prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times, and otherwise in compliance with the requirements for an offer made by us hereunder and such third party purchases all notes properly tendered and not withdrawn under its offer in accordance with such requirements.
In addition, we will not purchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture, other than a default in the payment of the change of control payment upon a Change of Control Triggering Event.
If holders of not less than 95% in aggregate principal amount of outstanding notes of such series validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchases all of the notes of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date).
The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance, or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to purchase its notes as a result of a sale, lease, transfer, conveyance, or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person may be uncertain.
For purposes of the Change of Control Offer provisions of the notes, the following definitions are applicable:
“Change of Control” means the occurrence of any one of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance, or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than us or our subsidiaries becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed the beneficial owner of, or to own beneficially, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates (as defined in the indenture) until such tendered securities are accepted for purchase or exchange thereunder;

(3)
we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities, or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person, or any direct or indirect parent of the surviving person, immediately after giving effect to such transaction; or

(4)
the adoption of a plan by our board of directors relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (a) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock in substantially the same proportions immediately prior to that transaction or (b) no “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than a majority of the total voting power of the Voting Stock of the holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.
“Fitch” means Fitch Ratings Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“Rating Agency” means each of Moody’s and S&P; provided, that if, after the date of the initial issuance of the notes, Fitch rates the notes of a series and makes such rating publicly available, Rating Agency shall mean each of Moody’s, S&P and Fitch.
“Ratings Event” means, with respect to a series of notes, that such notes are rated below Investment Grade by at least two Rating Agencies, on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of such notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies); provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Triggering Event) unless each of the Rating Agencies announces or publicly confirms or informs the trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event).
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.
Certain Covenants
Limitation on Liens
Workday will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness secured by a Lien (as defined below) upon (a) any Principal Property of Workday or any of its Restricted Subsidiaries or (b) any shares of stock or Indebtedness of any of its Restricted Subsidiaries (whether such Principal Property or shares or Indebtedness of any Restricted Subsidiary are now existing or owned or hereafter created or acquired), in each case, unless prior to or at the same time, the notes (together with, at the option of Workday, any other Indebtedness or Guarantees of Workday or any of its Subsidiaries ranking equally in right of payment with the notes or such Guarantee) are equally and ratably secured with or, at the option of Workday, prior to, such secured Indebtedness.
The foregoing restriction does not apply to:
(1)
Liens existing as of the closing date of this offering;

(2)
Liens granted after the closing date of this offering, created in favor of the holders of the notes or other series of notes under the indenture;

(3)
Liens securing our Indebtedness which are incurred to extend, renew, or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture (including Permitted Liens) so long as such Liens are limited to all or part of substantially the same Principal Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees, or penalties) incurred in connection with any extension, renewal, or refinancing); and

(4)
Permitted Liens.

Notwithstanding the foregoing, we and/or our Restricted Subsidiaries may, without securing the notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (a) 15% of our Consolidated Net Tangible Assets calculated as of the date of creation or incurrence of the Lien and (b) $1.0 billion.
Limitation on Sale and Lease-Back Transactions
Workday will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:
(1)
such transaction was entered into prior to the issuance of the notes;

(2)
such transaction was for the sale and leasing back to us or any of our Subsidiaries of any Principal Property by us or one of our Subsidiaries;

(3)
such transaction involves a lease for less than three years;

(4)
we would be entitled to incur Indebtedness secured by a mortgage on the Principal Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the first paragraph of “ — Limitation on Liens” above; or

(5)
we apply an amount equal to the fair value of the Principal Property sold to the purchase of Property or to the retirement of our long-term Indebtedness that is pari passu with the notes (including the notes) within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities that rank pari passu with the notes (including the notes) to the trustee under the indenture therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we and/or our Restricted Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (a) 15% of our Consolidated Net Tangible Assets calculated as of the date of creation or incurrence of the Lien and (b) $1.0 billion.
Events of Default
“Events of Default” under each series of notes means:
(1)
default in paying interest on the notes of the applicable series when it becomes due and the default continues for a period of 30 days or more;

(2)
default in paying principal, or premium, if any, on the notes of the applicable series when due at maturity, upon optional redemption as set forth under “ — Optional Redemption” or otherwise;

(3)
failure by Workday to repurchase notes of such series tendered for repurchase following the occurrence of a Change of Control Triggering Event in accordance with the covenant set forth under “ — Purchase Upon Change of Control Triggering Event”;

(4)
default in the performance, or breach, of any covenant in the officer’s certificate, supplemental indenture, or indenture governing the applicable series of notes (other than defaults specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 days or more after Workday receives written notice from the trustee or Workday (with a copy to the trustee) receives notice from the holders of at least 25% in aggregate principal amount of the notes (together with any other applicable series of debt securities affected that is then outstanding (all such series voting together as a single class));

(5)
(a) a failure to make any payment at maturity, including any applicable grace period, on any Indebtedness of Workday (other than Indebtedness of Workday owing to any of its Subsidiaries) outstanding in an amount in excess of $250 million and continuance of this failure to pay or (b) a default on any Indebtedness of Workday (other than Indebtedness owing to any of its Subsidiaries), which default results in the acceleration of such Indebtedness in an amount in excess of $250 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded, or annulled, in the case of clause (a) or (b) above, for a period of 30 days after such failure to pay or acceleration, as applicable; provided, however, that if any failure, default, or acceleration referred to in clause (a) or (b) above ceases or is cured, waived, rescinded, or annulled, then the Event of Default will be deemed cured; and

(6)
certain events of bankruptcy, insolvency, reorganization, administration, or similar proceedings with respect to us have occurred.

Certain Definitions
As used in this section, the following terms have the meanings set forth below.
“Aggregate Debt” means the sum of the following as of the date of determination:
(1)
the aggregate principal amount of our Indebtedness incurred after the closing date of this offering and secured by Liens not permitted by the first sentence under “ — Limitation on Liens”; and

(2)
our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of this offering pursuant to the second paragraph of “ — Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:
(1)
the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(2)
the present value (discounted at a rate per annum equal to the average interest borne by all outstanding notes (or other debt securities) issued under the indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets less (a) all current liabilities (excluding unearned revenue) and (b) the value of all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense, and other intangible assets, all as shown on or reflected in our most recent consolidated balance sheet (including, without duplication, the notes related thereto) prepared in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q or any amendment thereto (and not subsequently disclaimed as not being reliable by Workday) filed pursuant to the Exchange Act by Workday prior to the time as of which “Consolidated Net Tangible Assets” is being determined or, if Workday is not required to so file, as reflected on its most recent consolidated balance sheet prepared by Workday in accordance with GAAP.
“Finance Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a finance lease in accordance with GAAP.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment

of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities, or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee,” when used as a verb, has a correlative meaning.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)
interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)
other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)
forward foreign exchange transactions, currency floor, cap, collar, or swap transactions or currency options;

(4)
other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(5)
other agreements or arrangements designed to protect such Person against fluctuations in equity or bond (or equity or bond index) prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).
“Lien” means any lien, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement).
“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by Workday or any of its direct or indirect Subsidiaries or (2) the financing of a project involving the development or expansion of the properties of Workday or any of its direct or indirect Subsidiaries, as to which the obligee with respect to such Indebtedness or obligation has no recourse to Workday or any of its direct or indirect Subsidiaries or such Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).
“Permitted Liens” means:
(1)
Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement, or construction of such asset, which obligations are incurred no later than 18 months after completion of such refurbishment, improvement, or construction, and all renewals, extensions, refinancings, replacements, or refundings of such obligations;

(2)
(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property, including Finance Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us or any of our Subsidiaries, or merger with or acquisition of, any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 18 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4)
Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings;

(5)
Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(6)
Liens encumbering customary deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges, or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities, or the price of commodities;

(7)
Liens incurred to secure cash or investment management or custodial services in the ordinary course of business or on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(8)
Liens in our favor;

(9)
inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(10)
statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent by more than 90 days or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(11)
Liens arising out of judgments or awards against us and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off, or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(12)
Liens consisting of pledges or deposits to secure obligations or obtain any benefits under workers’ compensation laws and unemployment insurance, old age pensions, social security, or similar matters or legislation, including Liens of judgments thereunder which are not currently dischargeable, or deposits in connection with obtaining or maintaining self-insurance;

(13)
Liens consisting of pledges or deposits to secure the performance of bids, trade contracts, and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature;

(14)
Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(15)
Liens created in connection with a project financed with, and created to secure, a Non-recourse Obligation;

(16)
Liens on Property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality, or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit Workday or any of its Subsidiaries to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the Property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise, or license;

(17)
Liens incurred in connection with pollution control, industrial revenue, or similar financings;

(18)
Liens on Property incurred in connection with any transaction permitted under “ — Limitation on Sale and Lease-Back Transactions” which shall not be in addition to any basket provided in the last paragraph of such covenant; and

(19)
Liens created in substitution of any Liens permitted by clauses (1) through (18) above, or pursuant to clauses (1) through (3) of the second paragraph of “ — Limitation on Liens” above; provided that,

(a)
based on a good faith determination of the board of directors of Workday, the Principal Property encumbered by such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien that is being replaced, and

(b)
the Indebtedness secured by such Lien at such time is not increased (other than by an amount equal to any related financing costs (including, but not limited to, the accrued interest, fees, penalties, and premium, if any, on the Indebtedness being refinanced)).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.
“Principal Property” means the land, improvements, buildings, and fixtures owned by Workday or any of its Restricted Subsidiaries that constitute Workday’s (i) principal offices in Pleasanton, California, and (ii) any research and development facility and any service and support facility (in each case including associated office facilities) located within the territorial limits of the States of the United States of America, except (in the case of (ii)) (a) such as Workday’s board of directors (or authorized committee thereof) by resolution determines in good faith (taking into account, among other things, the importance of such Property to the business, financial condition, and earnings of Workday and its Subsidiaries taken as a whole) not to be of material importance to Workday’s and its Subsidiaries’ business, taken as a whole or (b) has a net book value that, on the date of determination as to whether such Property is a Principal Property is being made, is less than 1.00% of Consolidated Net Tangible Assets.
“Property” means any property or asset, whether real, personal, or mixed, or tangible or intangible, including shares of capital stock.
“Restricted Subsidiary” means any domestic Subsidiary of Workday that owns any Principal Property (other than any of its less than 80%-owned Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or on the over-the-counter markets).
“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association, or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.
No Sinking Fund
The notes will not be entitled to any sinking fund.
Book-Entry; Delivery and Form; Global Note
The notes of each series will be issued in the form of one or more fully registered global notes without interest coupons which will be deposited with, or on behalf of, DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a global note may not be transferred except as a whole (i) by the depositary for such global note to a nominee of such depositary, (ii) by a nominee of such depositary to such depositary or another nominee of such depositary or (iii) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Ownership of beneficial interests in a registered global note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a global note directly through Euroclear and Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Euroclear and Clearstream will hold interests in a global note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the global note in customers’ securities accounts in the depositaries’ names on the books of DTC.
Upon transfer of a definitive note, the definitive note will be exchanged for an interest in a global note, and the transferee will be required to hold its interest through a participant in DTC, Euroclear, or Clearstream, as applicable.
Upon the issuance of a registered global note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Any dealers, underwriters, or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.
So long as the depositary, or its nominee, is the registered owner of a registered global note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global note will not be entitled to have the notes represented by the registered global note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a registered global note must rely on the procedures of the depositary for that registered global note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some states may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note.
To facilitate subsequent transfers, all notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Workday will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest, or other distribution of underlying securities or other property to holders on that registered global note is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered global note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is the responsibility of Workday. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of Workday, the underwriters of this offering, the trustee, or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global note or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.
Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. If a holder requires physical delivery of a definitive note for any reason, including to sell notes to persons in jurisdictions that require such delivery of such notes or to pledge such notes, such holder must transfer its interest in the relevant global note in accordance with the normal procedures of DTC and the procedures set forth in the indenture.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the global note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the global note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Workday expects that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.
Although Workday expects that DTC, Euroclear, and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, Euroclear, and Clearstream, DTC, Euroclear, and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of Workday, the underwriters of this offering, the trustee, or any other agent of ours or any agent of the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by Workday within 90 days, Workday will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, Workday may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above. In connection with any proposed exchange involving a note in definitive form, or any exchange of a note in definitive form for a global note or vice versa, there shall be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending, and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets.
Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies, and certain other organizations.
Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.
The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that Workday believes to be reliable, but Workday takes no responsibility for its accuracy or completeness. Workday assumes no responsibility for the performance by DTC, Euroclear, Clearstream, or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.
Notices
Notices to holders of certificated notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the notes. Any notices required to be given to the holders while the notes are global notes will be given only to DTC and shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with its applicable procedures.
Concerning Our Relationship with the Trustee
The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee shall not be responsible for determining whether any Change of Control has occurred and whether any Change of Control Offer with respect to the notes is required. The trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Ratings Event with respect to the notes has occurred.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership, and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, judicial decisions and administrative rulings, and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:
•
dealers in securities, banks, financial institutions, regulated investment companies, real estate investment trusts, cooperatives, tax-exempt entities, insurance companies, taxpayers subject to special tax accounting rules, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•
persons holding notes as a part of an integrated or conversion transaction or a straddle;

•
persons deemed to sell the notes under the constructive sale provisions of the Code;

•
tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•
holders of our existing indebtedness that may be repaid using the proceeds of this offering;

•
“controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid federal income tax or certain former citizens or long-term residents of the United States; or

•
taxpayers that are, or hold their notes through, partnerships or other pass-through entities.

In addition, this discussion does not address the considerations of the alternative minimum tax, the Medicare contribution tax on net investment income, the requirement under Section 451(b) of the Code for certain taxpayers to conform the timing of income accruals for U.S. federal income tax purposes to their financial statements, gift or estate tax or any state, local, or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations. This summary deals only with persons who hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment) by a beneficial owner who purchased the notes on original issuance at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). No assurance can be given that the U.S. Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a position contrary to any of those set forth below. We have not sought and will not seek any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. Holders are urged to consult their tax advisors as to the particular U.S. federal tax considerations applicable to them of the purchase, ownership, and disposition of notes, as well as the effects of state, local, and non-U.S. tax laws.
For purposes of this summary, a “non-U.S. holder” means any beneficial owner of a note (other than a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a “U.S. holder.” A “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is, or is treated as, (i) a citizen or individual resident of the U.S., (ii) a corporation created or organized in the United States or under the laws of the United States or any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.
Upon the occurrence of a “Change of Control Triggering Event,” as described above under “Description of Notes — Purchase Upon Change of Control Triggering Event,” we may be obligated to offer to purchase the notes of any series for a purchase price equal to 101% of the principal amount of the notes of such series, plus accrued and unpaid interest (if any). We intend to take the position that, under the applicable Treasury regulations, the notes of each series should not be treated as contingent payment debt instruments due to this obligation. Under the applicable Treasury regulations, a contingency will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingency is remote or incidental. We believe that the likelihood that the notes of any series will be repurchased upon a Change of Control Triggering Event is remote. Our position is binding on you unless you disclose your contrary position in the manner required by the applicable Treasury regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of your taxable income with respect to the notes for U.S. federal income tax purposes. You are urged to consult your tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules. This discussion assumes that the notes will not be considered contingent payment debt instruments for U.S. federal income tax purposes.
Investors considering the purchase of notes are urged to consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign jurisdictions or under any applicable tax treaty.
U.S. holders
Payments of interest
We expect, and this summary assumes, that the notes will be issued with less than de minimis original issue discount, if any (as determined under the Code). In such case, interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Sale, exchange, redemption, retirement or other taxable disposition of the notes
A U.S. holder will generally recognize gain or loss upon a sale, exchange, redemption, retirement, or other taxable disposition of a note, equal to the difference, if any, between (i) the sum of the cash plus the fair market value of any other property received upon such disposition (excluding any amount attributable to accrued but unpaid interest, which will be treated as described above under “— Payments of interest”) and (ii) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note. If, at the time of the sale, exchange, redemption, retirement, or other taxable disposition of the note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.
Backup withholding and information reporting
In general, a U.S. holder will be subject to U.S. federal backup withholding at the applicable rate (currently 24%) with respect to payments of interest on the notes and the proceeds of a sale, exchange, redemption, retirement, or other taxable disposition of the notes, unless the U.S. holder (i) is an “exempt recipient” (such as a corporation or tax-exempt organization) and, when required, provides appropriate documentation to that effect, or (ii) provides its taxpayer identification number to the applicable withholding agent and certifies, under penalty of perjury, that it is not subject to backup withholding on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or an applicable successor form and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder may be allowed as a credit against such U.S. holder’s U.S. federal income tax liability, if any, and may entitle such U.S. holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments of interest on the notes made to, and the proceeds of a sale, exchange, redemption, retirement, or other taxable disposition by, a U.S. holder will generally be subject to information reporting, unless such U.S. holder is an exempt recipient and appropriately establishes that exemption.
Non-U.S. holders
Payments of interest
Subject to the discussions below under “— Information reporting and backup withholding” and “— Foreign Account Tax Compliance Act,” payments of interest on the notes made to a non-U.S. holder will generally not be subject to U.S. federal withholding tax, provided that:
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the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all our classes of stock entitled to vote;

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the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) within the meaning of the Code;

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the non-U.S. holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•
either (i) the non-U.S. holder provides its name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certifies, under penalties of perjury, that it is not a U.S. person, or (ii) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury regulations.

A non-U.S. holder that does not meet the above criteria will be subject to U.S. federal withholding tax at a flat rate of 30%, unless the withholding tax rate is reduced or eliminated by an applicable income tax treaty, and such non-U.S. holder is a qualified resident of the treaty country and such non-U.S. holder provides the paying agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form). A non-U.S. holder will also be exempt from withholding tax if the interest received is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and if a tax treaty applies, is attributable to a permanent establishment within the United States) and such non-U.S. holder provides the paying agent with a properly completed IRS Form W-8ECI.
If interest on the notes is effectively connected with the conduct of a United States trade or business of the non-U.S. holder (and if required by an applicable income tax treaty, such interest is attributable to a permanent establishment within the United States), the non-U.S. holder will generally be subject to U.S. federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if such non-U.S. holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. Non-U.S. holders whose interest income is effectively connected with the conduct of a United States trade or business are urged to consult their tax advisors concerning the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of the notes as well as the application of state, local and non-U.S. income and other tax laws.
Sale, exchange, redemption, retirement or other taxable disposition of the notes
Subject to the discussions below under “— Information reporting and backup withholding” and “— Foreign Account Tax Compliance Act,” a non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption, retirement, or other disposition of a note, unless:
(1)
the gain is effectively connected with the conduct of a United States trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment within the United States), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States as described under “— Payments of interest” above; or

(2)
in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions are met, in which case the non-U.S. holder will be subject to a tax, currently at a rate of 30% (or, if applicable, a lower treaty rate), on the excess, if any, of such gain plus all other U.S.-source capital gains recognized by such holder during the same taxable year over the non-U.S. holder’s U.S.-source capital losses recognized during such taxable year.

Information reporting and backup withholding
The amount of interest paid to a non-U.S. holder, and the amount of any tax withheld with respect to such interest, must be reported annually to the IRS and the non-U.S. holder. Copies of the information returns reporting the amount of such interest and the amount of any tax withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest on a note provided that the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person and the certification requirements described in the last bullet point under “— Payments of interest” have been met.
In addition, a non-U.S. holder will generally be subject to information reporting and possibly backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a note within the U.S. or conducted through certain U.S.-related financial intermediaries, unless (i) the certification requirements above have been met and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, as defined under the Code, or (ii) the non-U.S. holder otherwise establishes an exemption.
Backup withholding is not an additional tax. A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Under Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder, or FATCA, a 30% U.S. federal withholding tax may apply to certain “withholdable payments,” in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) (whether such foreign financial institution is a beneficial owner or an intermediary) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) (whether such non-financial foreign entity is a beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). Non-U.S. entities located in jurisdictions that have entered into an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
FATCA withholding generally will apply to interest paid on our notes. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition (including retirement) of our notes, which proposed regulations may be relied upon by taxpayers until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
Morgan Stanley & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below will severally agree to purchase, and we will agree to sell to that underwriter, the principal amount of the notes set forth opposite the underwriter’s name.
Underwriter	Principal amount of notes to be purchased
Morgan Stanley & Co. LLC	$
BofA Securities, Inc.
Barclays Capital Inc.
Wells Fargo Securities, LLC
Total	$
The underwriting agreement will provide that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all the notes if they purchase any of the notes. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the notes to dealers at the public offering price less a concession not to exceed    % of the principal amount of the notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed    % of the principal amount of the notes.
After the initial offering of the notes to the public, the representatives may change the public offering price and other selling terms.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):
Paid by Us
Per note		%
% Senior Notes due 20	$
% Senior Notes due 20
% Senior Notes due 20
% Senior Notes due 20
Total	$
We estimate that our total expenses for this offering will be approximately $     million, excluding underwriting discount.
We will agree with the underwriters, subject to certain exceptions, not to, except with the prior written consent of Morgan Stanley & Co. LLC, BofA Securities, Inc., Barclays Capital Inc., and Wells Fargo Securities, LLC, offer, sell, contract to sell, or otherwise dispose of any debt securities issued or guaranteed by us during the period from the date of this prospectus supplement continuing through the day following the settlement date of the notes.
We expect that delivery of the notes will be made against payment therefor on or about the second business day following the date of pricing of the notes (such settlement being referred to as “T+2”). Under

Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+2, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.
In connection with the offering, the underwriters may purchase and sell the notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
•
Short sales involve secondary market sales by the underwriters of a greater number of the notes than they are required to purchase in this offering.

•
Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

•
Stabilizing transactions involve bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
Conflicts of Interest
Certain of the underwriters or their affiliates may own our 2027 Notes that we may redeem, repay, repurchase or otherwise retire with a portion of the net proceeds of this offering. In the event that any of these underwriters, together with their respective affiliates, receives at least 5% of the net proceeds of this offering, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121. However, in accordance with FINRA Rule 5121, no “qualified independent underwriter” is required because the notes are investment grade rated by one or more nationally recognized statistical rating organizations.
Other Relationships
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking, and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. For example, affiliates of certain of the underwriters are lenders or agents under the 2026 Credit Agreement.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative instruments) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers. Such investment and securities activities may involve our securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Selling Restrictions
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, the “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended or superseded, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold, or otherwise made available to and should not be offered, sold, or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that the offering of the notes falls within one of the exceptions specified in Part 1 of Schedule 1 of the POATRs. Accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the POATRs or the Financial Services and Markets Act 2000 (the “FSMA”), and any offer of the notes in the UK is made pursuant to an exemption under the POATRs or the FSMA.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and, accordingly, are only being distributed to, and must not be passed on to, the general public in the UK. In the UK, such documents are only directed at persons who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) other persons to whom they may otherwise lawfully be communicated (each such person being referred to as a “relevant person”). This prospectus supplement, the accompanying prospectus, and their contents are confidential and should not be distributed, published, or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to and will be engaged in only with relevant persons. Any person in the UK who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.
Hong Kong
The notes may not be offered or sold in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation, or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations, and ministerial guidelines of Japan in effect at the relevant time.

Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial advisor.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has been or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
South Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes may not be offered, sold, and delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Regulation on Issuance, Public Disclosure, etc. of Securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of Securities of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the notes acquired by such Korean QIBs in the primary market is limited to less than 20% of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering, or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) Workday and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Taiwan
The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to the offering of the notes, including, but not limited to, this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered, or sold in Taiwan.

LEGAL MATTERS
Certain legal matters relating to the offering of the notes will be passed upon for Workday by Fenwick & West LLP, Mountain View, California. Davis Polk & Wardwell LLP, Redwood City, California, is acting as counsel to the underwriters.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and the effectiveness of our internal control over financial reporting as of January 31, 2026, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
WORKDAY, INC.
CLASS A COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
We may offer from time to time Class A common stock, preferred stock, debt securities, or warrants in one or more offerings. Certain of these securities may be convertible into or exercisable or exchangeable for Class A common stock, preferred stock, or other securities. When we decide to sell a particular type of securities, we will provide specific terms of the offered securities, including the amount of securities offered, in a prospectus supplement. This prospectus and any accompanying prospectus supplement may be used to offer securities for the account of persons other than us. We may offer and sell these securities to or through one or more underwriters, brokers, dealers, agents, or directly to purchasers, on a continuous or delayed basis. See “Plan of Distribution” for a further description of the manner in which we may offer and sell the securities covered by this prospectus.
You should read this prospectus and any prospectus supplement carefully before you invest. We may not use this prospectus to sell securities unless it includes a prospectus supplement describing the method and terms of the applicable offering. A prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
We have two classes of common stock, Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except voting and conversion rights. Each share of Class A common stock is entitled to one vote. Each share of Class B common stock is entitled to ten votes and is convertible at any time into one share of Class A common stock.
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “WDAY.”
The preferred stock, debt securities, and warrants may be convertible into or exercisable or exchangeable for common or preferred stock of Workday, Inc. or debt or equity securities of one or more other entities. Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.
Investing in our securities involves risks. See “Risk Factors” beginning on page 4, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.
The Securities and Exchange Commission and state regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 29, 2026.

We are responsible for the information contained and incorporated by reference in this prospectus, in any applicable prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information appearing or incorporated by reference in this prospectus, any applicable prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any applicable prospectus supplement, including the documents incorporated by reference herein or therein, in making your investment decision.

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may sell Class A common stock, preferred stock, debt securities, or warrants described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities we may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the amounts, prices, and terms of the offered securities. The applicable prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read this prospectus, any prospectus supplement, information incorporated by reference, and any related free writing prospectus.
The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the offered securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules, or regulations, we may instead include such information or add, update, or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus, or by any other method as may then be permitted under applicable law, rules, or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find Additional Information.”
WORKDAY, INC.
Workday is the enterprise AI platform that operates at the core of human resources, finance, and information technology. We deliver cloud-based, AI-powered applications for human capital management (“HCM”), financial management, spend management, and planning. Our diverse customer base includes emerging, medium-sized, and large global organizations within numerous industries, including financial services, government, healthcare, higher education, hospitality, manufacturing, professional and business services, retail, technology and media, and transportation. Workday helps customers deliver better employee experiences, increase productivity, improve operational efficiencies, and provide insights for faster, data-driven decision-making.
We have achieved significant growth since our inception in 2005, when we pioneered HCM in the cloud. As a result of our innovation and commitment to customer success, today we are a Fortune 500 company with more than 11,500 customers around the world.
Unless expressly indicated or the context requires otherwise, the terms “Workday,” “Registrant,” “company,” “we,” “us,” and “our” in this prospectus, in any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference refer to Workday, Inc., a Delaware corporation, and, where appropriate, its wholly-owned subsidiaries. The term “Workday” may also refer to our products, regardless of the manner in which they are accessed. Our principal executive offices are located at 6110 Stoneridge Mall Road, Pleasanton, California 94588, and our telephone number is (877) WORKDAY. Our website address is www.workday.com. The information on or that can be accessed through our website is not part of this prospectus.
Workday, the Workday logo, all of our product names and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus, this registration statement of which this prospectus is a part, any applicable prospectus supplement or free writing prospectus or the documents incorporated by reference are the property of Workday, Inc., which may be registered in the United States and elsewhere. Other trademarks, service marks, or trade names appearing in this prospectus or the documents incorporated by reference are the property of their respective owners.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, in any applicable prospectus supplement or free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks and uncertainties described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with other information included in this prospectus, the documents incorporated by reference, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find Additional Information.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements, which are subject to safe harbor protection under the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future financial condition and operating results, business strategy and plans, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” “plan,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, beliefs, and projections about future events, conditions, and trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control, such as those arising from the impact of recent macroeconomic and geopolitical events, as well as those described in the “Risk Factors” section incorporated by reference herein, which we encourage you to read carefully. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.
In light of these risks, uncertainties, assumptions, and potential changes in circumstances, the future events, conditions, and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Accordingly, you should not rely upon any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance, or achievements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations, except as required by applicable law. If we do update any forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find Additional Information.”

USE OF PROCEEDS
Unless otherwise specified in the applicable prospectus supplement and/or any applicable free writing prospectus, we intend to use the net proceeds to us from the sale of the securities offered hereby for working capital and other general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. Additionally, we may use a portion of the net proceeds to us for acquisitions of or investments in complementary businesses, technologies, or other assets. We may also use the net proceeds to refinance or to repay outstanding indebtedness if so specified in the applicable prospectus supplement. Pending other uses, we intend to invest the net proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the net proceeds invested will yield a favorable return. Our management will have broad discretion in the application of the net proceeds we receive from the sale of the securities offered hereby, and investors will be relying on the judgment of our management regarding the application of the net proceeds.
DESCRIPTION OF SECURITIES
Our Class A common stock, preferred stock, debt securities, or warrants may be offered under this prospectus. When we decide to sell a particular class of securities, we will set forth in a prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the securities offering, including the initial offering price and the net proceeds to us, will be set forth in the prospectus supplement, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are incorporated by reference.

PLAN OF DISTRIBUTION
We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•
through agents;

•
to or through underwriters;

•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions other than on these exchanges or systems or in the over-the-counter market;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
directly by us or by selling stockholders to purchasers, including through a specific bidding, auction or other process;

•
privately negotiated transactions;

•
a combination of any of the above methods of sale; and

•
through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or other purchasers, persons, or entities and any applicable compensation and/or indemnification, any over-allotment options by the underwriters, and a brief description of any passive market making that any underwriter or any selling group members intend to engage in and any transactions that any underwriter intends to conduct that stabilizes, maintains or otherwise affects the market price of the securities, together in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.
LEGAL MATTERS
Unless otherwise stated in an applicable prospectus supplement, Fenwick & West LLP, Mountain View, California, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers, or agents will be named in the applicable prospectus supplement.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and the effectiveness of our internal control over financial reporting as of January 31, 2026, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in this prospectus:
•
our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the SEC on March 6, 2026; the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 5, 2026, incorporated by reference in Part III of the Annual Report on Form 10-K for the fiscal year ended January 31, 2026;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2026, filed with the SEC on May 22, 2026;

•
our Current Reports on Form 8-K filed with the SEC on February 4, 2026, February 9, 2026, March 6, 2026 and April 24, 2026; and

•
the description of our Class A common stock as set forth in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, filed with the SEC on March 3, 2020.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities hereunder shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus but not delivered with the prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department by email at IR@workday.com, or by writing at the following address:
Workday, Inc.
6110 Stoneridge Mall Road
Pleasanton, California 94588
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly, and special reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov. Our Internet address is www.workday.com and our investor relations website is located at investor.workday.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and amendments to those reports filed or furnished pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any internet addresses provided in this prospectus or any prospectus supplement are for information only and are not intended to be hyperlinks. In addition, the information on or available through our website is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. The securities offered under this prospectus or any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or the prospectus supplement, as the case may be, regardless of the time of delivery of this prospectus, a prospectus supplement, or any sale of the securities.
This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the offerings made under this prospectus, reference is hereby made to the registration statement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

$
$      % Senior Notes due 20
$      % Senior Notes due 20
$      % Senior Notes due 20
$      % Senior Notes due 20

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
MORGAN STANLEY	BOFA SECURITIES	BARCLAYS	WELLS FARGO SECURITIES
           , 2026